Exhibit 99.01
Cadence Reports First Quarter 2013 Financial Results and Completes Acquisition of Tensilica
SAN JOSE, Calif. — April 24, 2013 — Cadence Design Systems, Inc. (NASDAQ: CDNS) today announced results for the first quarter of fiscal year 2013.
Cadence reported first quarter 2013 revenue of $354 million, compared to revenue of $316 million reported for the same period in 2012. On a GAAP basis, Cadence recognized net income of $79 million, or $0.27 per share on a diluted basis, in the first quarter of 2013, compared to net income of $31 million, or $0.11 per share on a diluted basis, in the same period in 2012. GAAP net income for the first quarter of 2013 included a $34 million income tax benefit due to a reversal of an uncertain tax position.
Using Cadence’s non-GAAP measure, net income in the first quarter of 2013 was $61 million, or $0.21 per share on a diluted basis, as compared to net income of $47 million, or $0.17 per share on a diluted basis, in the same period in 2012.
“In Q1 we accelerated our IP strategy through key acquisitions that will expand the scope of our IP business and demonstrate our capabilities and readiness for FinFET-based high performance design, and we also saw significant strength in repeat orders for Palladium XP,” said Lip-Bu Tan, president and chief executive officer.  “Looking ahead, I expect to see our focus and discipline in scaling our IP business start to show meaningful growth.”
“Strong execution by the Cadence team continued in Q1 as results for all key operating metrics exceeded expectations,” added Geoff Ribar, senior vice president and chief financial officer.  “The Tensilica acquisition not only significantly expands the scope of our IP business, but also brings a growing royalty component to our revenue mix.”
IP Acquisitions
Cadence this week completed its previously announced acquisition of Tensilica, Inc., a leader in dataplane processing IP. The cash outlay at closing, after taking into account adjustments for certain costs and an estimated $25 million of cash held by Tensilica at closing, was approximately $326 million. In addition, Cadence assumed certain unvested Tensilica options. Tensilica's configurable dataplane processing units complement industry-standard processor architectures and are optimized for embedded data and signal processing. Tensilica's target markets include mobile wireless, network infrastructure, auto infotainment and home applications. The Tensilica team, led by Jack Guedj, will report to Martin Lund, Cadence's senior vice president of research and development, SOC Realization Group.
During the first quarter 2013, Cadence also announced its intent to acquire Cosmic Circuits Private Limited, a developer of low-power connectivity and analog/mixed-signal IP. This transaction is expected to close soon. These acquisitions accelerate Cadence's strategy of growing its IP business by providing high quality differentiated IP for leading protocols at advanced process nodes. Cadence is pursuing this strategy through both targeted acquisitions and increased investment in internal IP development. In addition to expanding Cadence's IP portfolio focused on growing markets, these acquisitions, as they are integrated into Cadence, will enable optimization with Cadence's design tools and accelerate IP subsystem development and integration.

It is estimated that 2013 revenue on a standalone basis for Tensilica would be about $57 million prior to merger accounting, of which $13 million would be royalties, representing growth of about 30 percent over Tensilica's revenue in 2012. Cadence is assuming that Tensilica will contribute approximately $27 million of revenue in the remainder of 2013, after a deferred revenue adjustment of approximately $16 million due to merger accounting. The transaction is expected to be approximately eight cents dilutive to GAAP EPS and one cent dilutive to non-GAAP EPS for 2013.
The following statements are based on current expectations. These statements are forward-looking, and actual results may differ materially.
Business Outlook
For the second quarter of 2013, the company expects total revenue in the range of $355 million to $365 million. Second quarter GAAP net income per diluted share is expected to be in the range of $0.10 to $0.12. Net income per diluted share using the non-GAAP measure defined below is expected to be in the range of $0.19 to $0.21.
For 2013, the company expects total revenue in the range of $1.440 billion to $1.470 billion. On a GAAP basis, net income per diluted share for 2013 is expected to be in the range of $0.59 to $0.69. Using the non-GAAP measure defined below, net income per diluted share for 2013 is expected to be in the range of $0.81 to $0.91.

A schedule showing a reconciliation of the business outlook from GAAP net income and diluted net income per share to non-GAAP net income and diluted net income per share is included with this release.
Audio Webcast Scheduled
Lip-Bu Tan, Cadence’s president and chief executive officer, and Geoff Ribar, Cadence’s senior vice president and chief financial officer, will host a first quarter 2013 financial results audio webcast today, April 24, 2013, at 2 p.m. (Pacific) / 5 p.m. (Eastern). Attendees are asked to register at the website at least 10 minutes prior to the scheduled webcast. An archive of the webcast will be available starting April 24, 2013 at 5 p.m. (Pacific) and ending May 8, 2013 at 5 p.m. (Pacific). Webcast access is available at www.cadence.com/company/investor_relations.
About Cadence
Cadence enables global electronic design innovation and plays an essential role in the creation of today’s integrated circuits and electronics. Customers use Cadence software, hardware, IP, and services to design and verify advanced semiconductors, consumer electronics, networking and telecommunications equipment, and computer systems. The company is headquartered in San Jose, California, with sales offices, design centers, and research facilities around the world to serve the global electronics industry. More information about the company and its products and services is available at www.cadence.com.
Cadence, the Cadence logo and Palladium are registered trademarks of Cadence Design Systems, Inc. All other trademarks are the property of their respective owners.
The statements contained above regarding Cadence’s first quarter 2013 results, as well as the information in the IP Acquisitions and Business Outlook sections and the statements by Lip-Bu Tan and Geoff Ribar, include forward-looking statements based on current expectations or beliefs and a number of preliminary assumptions about future events that are subject to factors and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside Cadence’s control, including, among others: (i) Cadence’s ability to compete successfully in the electronic design automation product and the commercial electronic design and methodology services industries; (ii) the success of Cadence’s efforts to improve operational efficiency and growth; (iii) the mix of products and services sold and the timing of significant orders for Cadence’s products, and its shift to a ratable license structure, which may result in changes in the mix of license types; (iv) change in customer demands, including those resulting from consolidation among Cadence’s customers and the possibility that Cadence’s customers’ restructurings and other efforts to improve operational efficiency could result in delays in customers' purchases of Cadence’s products and services; (v) economic and industry conditions in regions in which Cadence does business; (vi) fluctuations in rates of exchange between the U.S. dollar and the currencies of other countries in which Cadence does business; (vii) capital expenditure requirements, legislative or regulatory requirements, interest rates and Cadence’s ability to access capital and debt markets; (viii) the acquisition of other companies or technologies or the failure to successfully integrate and operate these companies or technologies Cadence acquires, including the potential inability to retain customers, key employees or vendors; (ix) the failure or inability to consummate the previously announced acquisition, the effect of regulatory approval requirements and the effects of the acquisitions on Cadence's financial results; (x) the effects of Cadence’s efforts to improve operational efficiency on Cadence's business, including strategic, customer and supplier relationships, and its ability to retain key employees; (xi) events that affect the reserves or settlement assumptions Cadence may take from time to time with respect to accounts receivable, taxes, litigation or other matters; and (xii) the effects of any litigation or other proceedings to which Cadence is or may become a party.
For a detailed discussion of these and other cautionary statements related to Cadence’s business, please refer to Cadence’s filings with the Securities and Exchange Commission. These include Cadence’s most recent reports on Form 10-K and Form 10-Q, including Cadence’s future filings.

GAAP to Non-GAAP Reconciliation

To supplement Cadence’s financial results presented on a GAAP basis, Cadence management uses non-GAAP measures that it believes are helpful in understanding Cadence’s performance. One such measure is non-GAAP net income, which is a financial measure not calculated under GAAP, and is calculated by taking GAAP net income and excluding, as applicable, amortization of intangible assets and debt discount related to our convertible notes, stock-based compensation expense, acquisition and integration-related costs including changes in fair value of contingent consideration, investment gains or losses, income or expenses related to Cadence’s non-qualified deferred compensation plan, restructuring and other significant items not directly related to Cadence’s core business operations, and the income tax effect of non-GAAP pre-tax adjustments.

Cadence’s management uses non-GAAP net income because it excludes items that are generally not directly related to the performance of the company’s core business operations and therefore provides useful supplemental information to Cadence’s management and investors regarding the performance of the company’s business operations, facilitates comparisons to the company’s historical operating results and enhances investors' ability to review Cadence's business from the same perspective as Cadence's management. Cadence’s management also uses non-GAAP net income internally for forecasting and budgeting. Non-GAAP financial measures should not be considered as a substitute for or superior to measures of financial performance prepared in accordance with GAAP. Investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within this press release with their most directly comparable GAAP financial results. Investors are encouraged to look at the GAAP results as the best measure of financial performance.
The following tables reconcile the specific items excluded from GAAP net income and GAAP net income per diluted share in the calculation of non-GAAP net income and non-GAAP net income per diluted share for the periods shown below:

Net Income Reconciliation	Three Months Ended
	March 30, 2013	March 31, 2012
	(unaudited)
(in thousands)
Net income on a GAAP basis	$78,609	$31,104
Amortization of acquired intangibles	7,598	6,685
Stock-based compensation expense	13,810	11,525
Non-qualified deferred compensation expenses	152	1,798
Restructuring and other charges (credits)	(148)	(51)
Shareholder litigation costs	—	46
Integration and acquisition-related costs	4,935	448
Amortization of debt discount	5,536	5,089
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(990)	(1,949)
Income tax benefit due to a reversal of an uncertain tax position	(33,719)	—
Income tax effect of non-GAAP adjustments	(15,146)	(8,195)
Net income on a non-GAAP basis	$60,637	$46,500

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Diluted Net Income per Share Reconciliation	Three Months Ended
	March 30, 2013	March 31, 2012
	(unaudited)
(in thousands, except per share data)
Diluted net income per share on a GAAP basis	$0.27	$0.11
Amortization of acquired intangibles	0.03	0.03
Stock-based compensation expense	0.05	0.04
Non-qualified deferred compensation expenses	—	0.01
Restructuring and other charges (credits)	—	—
Shareholder litigation costs	—	—
Integration and acquisition-related costs	0.02	—
Amortization of debt discount	0.02	0.02
Other income or expense related to investments and non-qualified deferred compensation plan assets*	(0.01)	(0.01)
Income tax benefit due to a reversal of an uncertain tax position	(0.12)	—
Income tax effect of non-GAAP adjustments	(0.05)	(0.03)
Diluted net income per share on a non-GAAP basis	$0.21	$0.17
Shares used in calculation of diluted net income per share — GAAP**	292,151	277,733
Shares used in calculation of diluted net income per share — non-GAAP**	292,151	277,733

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

**
Shares used in the calculation of GAAP net income per share are expected to be the same as shares used in the calculation of non-GAAP net income per share, except when the company reports a GAAP net loss and non-GAAP net income, or GAAP net income and a non-GAAP net loss.

Cadence expects that its corporate representatives will meet privately during the quarter with investors, the media, investment analysts and others. At these meetings, Cadence may reiterate the business outlook published in this press release. At the same time, Cadence will keep this press release, including the business outlook, publicly available on its website.
Prior to the start of the Quiet Period (described below), the public may continue to rely on the business outlook contained herein as still being Cadence’s current expectations on matters covered unless Cadence publishes a notice stating otherwise.
Beginning June 14, 2013, Cadence will observe a Quiet Period during which the business outlook as provided in this press release and the company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q no longer constitute the company’s current expectations. During the Quiet Period, the business outlook in these documents should be considered to be historical, speaking as of prior to the Quiet Period only and not subject to any update by the company. During the Quiet Period, Cadence’s representatives will not comment on Cadence’s business outlook, financial results or expectations. The Quiet Period will extend until the day when Cadence’s Second Quarter 2013 Earnings Release is published, which is currently scheduled for July 24, 2013.
For more information, please contact:
Investors and Shareholders
Alan Lindstrom
Cadence Design Systems, Inc.
408-944-7100
investor_relations@cadence.com
Media and Industry Analysts
Anna del Rosario
Cadence Design Systems, Inc.
408-914-6884
publicrelations@cadence.com

Cadence Design Systems, Inc.
Condensed Consolidated Balance Sheets
March 30, 2013 and December 29, 2012
(In thousands)
(Unaudited)

	March 30, 2013	December 29, 2012
Current assets:
Cash and cash equivalents	$810,152	$726,357
Short-term investments	100,992	100,704
Receivables, net of allowances of $0 and $85, respectively	75,253	97,821
Inventories	37,016	36,163
2015 notes hedges	315,895	303,154
Prepaid expenses and other	122,604	127,036
Total current assets	1,461,912	1,391,235
Property, plant and equipment, net of accumulated depreciation of $626,732 and $635,450, respectively	237,455	244,439
Goodwill	232,608	233,266
Acquired intangibles, net of accumulated amortization of $104,822 and $104,351, respectively	177,891	184,938
Long-term receivables	3,734	7,559
Other assets	209,663	225,566
Total assets	$2,323,263	$2,287,003
Current liabilities:
Convertible notes	$452,571	$447,011
2015 notes embedded conversion derivative	315,895	303,154
Accounts payable and accrued liabilities	156,606	171,318
Current portion of deferred revenue	285,553	295,787
Total current liabilities	1,210,625	1,217,270
Long-term liabilities:
Long-term portion of deferred revenue	41,432	50,529
Other long-term liabilities	51,533	104,033
Total long-term liabilities	92,965	154,562
Stockholders’ equity	1,019,673	915,171
Total liabilities and stockholders’ equity	$2,323,263	$2,287,003

Cadence Design Systems, Inc.
Condensed Consolidated Income Statements
For the Three Months Ended March 30, 2013 and March 31, 2012
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Revenue:
Product and maintenance	$328,271	$286,288
Services	25,995	29,542
Total revenue	354,266	315,830
Costs and expenses:
Cost of product and maintenance	29,847	27,212
Cost of services	18,344	19,374
Marketing and sales	90,402	83,795
Research and development	124,084	108,594
General and administrative	29,810	27,770
Amortization of acquired intangibles	3,791	3,786
Restructuring and other charges (credits)	(148)	(51)
Total costs and expenses	296,130	270,480
Income from operations	58,136	45,350
Interest expense	(9,262)	(8,537)
Other income, net	2,175	2,434
Income before provision (benefit) for income taxes	51,049	39,247
Provision (benefit) for income taxes	(27,560)	8,143
Net income	$78,609	$31,104
Net income per share - basic	$0.29	$0.12
Net income per share - diluted	$0.27	$0.11
Weighted average common shares outstanding - basic	274,936	267,940
Weighted average common shares outstanding - diluted	292,151	277,733

Cadence Design Systems, Inc.
Condensed Consolidated Statements of Cash Flows
For the Three Months Ended March 30, 2013 and March 31, 2012
(In thousands)
(Unaudited)

	Three Months Ended
	March 30, 2013	March 31, 2012
Cash and cash equivalents at beginning of period	$726,357	$601,602
Cash flows from operating activities:
Net income	78,609	31,104
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	21,682	21,939
Amortization of debt discount and fees	6,281	5,734
Stock-based compensation	13,810	11,525
Gain on investments, net	(1,006)	(1,949)
Deferred income taxes	8,695	223
Provisions (recoveries) for losses (gains) on receivables, net	(85)	—
Other non-cash items	(922)	746
Changes in operating assets and liabilities, net of effect of acquired businesses:
Receivables	23,652	60,172
Inventories	(979)	(154)
Prepaid expenses and other	(1,099)	(5,545)
Other assets	4,148	(577)
Accounts payable and accrued liabilities	(11,003)	(19,582)
Deferred revenue	(16,648)	(39,315)
Other long-term liabilities	(49,799)	(3,612)
Net cash provided by operating activities	75,336	60,709
Cash flows from investing activities:
Purchases of available-for-sale securities	(24,282)	—
Proceeds from the sale of available-for-sale securities	14,985	—
Proceeds from the maturity of available-for-sale securities	8,700	—
Proceeds from the sale of long-term investments	6,102	44
Purchases of property, plant and equipment	(6,569)	(8,201)
Investment in venture capital partnerships and equity investments	—	(250)
Cash paid in business combinations and asset acquisitions, net of cash acquired	(757)	(1,041)
Net cash used for investing activities	(1,821)	(9,448)
Cash flows from financing activities:
Principal payments on receivable financing	(2,526)	—
Payment of acquisition-related contingent consideration	(582)	(39)
Tax effect related to employee stock transactions allocated to equity	5,276	2,842
Proceeds from issuance of common stock	21,801	12,761
Stock received for payment of employee taxes on vesting of restricted stock	(8,775)	(6,173)
Net cash provided by financing activities	15,194	9,391
Effect of exchange rate changes on cash and cash equivalents	(4,914)	(2,567)
Increase in cash and cash equivalents	83,795	58,085
Cash and cash equivalents at end of period	$810,152	$659,687

Cadence Design Systems, Inc.
As of April 24, 2013
Impact of Non-GAAP Adjustments on Forward Looking Diluted Net Income Per Share
(Unaudited)

	Three Months Ending June 29, 2013	Year Ending December 28, 2013
	Forecast	Forecast
Diluted net income per share on a GAAP basis	$0.10 to $0.12	$0.59 to $0.69
Amortization of acquired intangibles	0.04	0.15
Stock-based compensation expense	0.05	0.21
Integration and acquisition-related costs	0.03	0.09
Amortization of debt discount	0.02	0.08
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(0.01)
Income tax benefit due to a reversal of an uncertain tax position	—	(0.11)
Income tax effect of non-GAAP adjustments	(0.05)	(0.19)
Diluted net income per share on a non-GAAP basis	$0.19 to $0.21	$0.81 to $0.91

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
As of April 24, 2013
Impact of Non-GAAP Adjustments on Forward Looking Net Income
(Unaudited)

	Three Months Ending June 29, 2013	Year Ending December 28, 2013
($ in millions)	Forecast	Forecast
Net income on a GAAP basis	$29 to $35	$172 to $202
Amortization of acquired intangibles	12	46
Stock-based compensation expense	13	63
Integration and acquisition-related costs	8	26
Amortization of debt discount	6	22
Other income or expense related to investments and non-qualified deferred compensation plan assets*	—	(1)
Income tax benefit due to a reversal of an uncertain tax position	—	(34)
Income tax effect of non-GAAP adjustments	(13)	(56)
Net income on a non-GAAP basis	$55 to $61	$238 to $268

*
Includes, as applicable, equity in losses or income from investments, write-down of investments, gains or losses on sale of investments and gains or losses on non-qualified deferred compensation plan assets recorded in other income or expense.

Cadence Design Systems, Inc.
(Unaudited)
Revenue Mix by Geography (% of Total Revenue)

	2012					2013
GEOGRAPHY	Q1	Q2	Q3	Q4	Year	Q1
Americas	44%	46%	43%	45%	45%	44%
EMEA	19%	20%	20%	21%	20%	22%
Japan	18%	16%	17%	14%	16%	15%
Asia	19%	18%	20%	20%	19%	19%
Total	100%	100%	100%	100%	100%	100%

Revenue Mix by Product Group (% of Total Revenue)

	2012					2013
PRODUCT GROUP	Q1	Q2	Q3	Q4	Year	Q1
Functional Verification, Hardware and IP	30%	33%	30%	30%	30%	26%
Digital IC Design	23%	22%	23%	23%	23%	25%
Custom IC Design	23%	22%	24%	24%	23%	25%
Design for Manufacturing	7%	6%	6%	6%	6%	7%
System Interconnect Design	8%	8%	9%	9%	9%	10%
Services and other	9%	9%	8%	8%	9%	7%
Total	100%	100%	100%	100%	100%	100%
Note: Product Group total revenue includes product and maintenance revenue

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended March 30, 2013
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 30, 2013
	GAAP	Adjustments		Non-GAAP

Revenue:
Product and maintenance	$328,271	—		$328,271
Services	25,995	—		25,995
Total revenue	354,266	—		354,266
Costs and expenses:
Cost of product and maintenance	29,847	(4,175)	(A)	25,672
Cost of services	18,344	(530)	(A)	17,814
Marketing and sales	90,402	(3,104)	(A)	87,298
Research and development	124,084	(7,928)	(A)	116,156
General and administrative	29,810	(6,967)	(A)	22,843
Amortization of acquired intangibles	3,791	(3,791)	(A)	—
Restructuring and other charges (credits)	(148)	148		—
Total costs and expenses	296,130	(26,347)		269,783
Income from operations	58,136	26,347		84,483
Interest expense	(9,262)	5,536	(B)	(3,726)
Other income, net	2,175	(990)	(C)	1,185
Income before provision (benefit) for income taxes	51,049	30,893		81,942
Provision (benefit) for income taxes	(27,560)	48,865	(D)	21,305
Net income	$78,609	$(17,972)		$60,637
Notes:
(A) For the three months ended March 30, 2013 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Total adjustments
Cost of product and maintenance	$3,807	$364	$4	—	$4,175
Cost of services	—	525	5	—	530
Marketing and sales	—	3,018	22	64	3,104
Research and development	—	6,553	78	1,297	7,928
General and administrative	—	3,350	43	3,574	6,967
Amortization of acquired intangibles	3,791	—	—	—	3,791
Total	$7,598	$13,810	$152	$4,935	$26,495
(B) Amortization of debt discount related to convertible notes
(C) Other income or expense related to investments and non-qualified deferred compensation plan assets
(D) Income tax benefit due to a reversal of an uncertain tax position $33,719 and income tax effect of non-GAAP adjustments $15,146

Cadence Design Systems, Inc.
Supplemental Reconciliation of Certain GAAP to Non-GAAP Measures
For the Three Months Ended March 31, 2012
(In thousands, except per share amounts)
(Unaudited)

	Three Months Ended
	March 31, 2012
	GAAP	Adjustments		Non-GAAP

Revenue:
Product and maintenance	$286,288	—		$286,288
Services	29,542	—		29,542
Total revenue	315,830	—		315,830
Costs and expenses:
Cost of product and maintenance	27,212	(3,250)	(E)	23,962
Cost of services	19,374	(503)	(E)	18,871
Marketing and sales	83,795	(2,877)	(E)	80,918
Research and development	108,594	(6,045)	(E)	102,549
General and administrative	27,770	(4,041)	(E)	23,729
Amortization of acquired intangibles	3,786	(3,786)	(E)	—
Restructuring and other charges (credits)	(51)	51		—
Total costs and expenses	270,480	(20,451)		250,029
Income from operations	45,350	20,451		65,801
Interest expense	(8,537)	5,089	(F)	(3,448)
Other income, net	2,434	(1,949)	(G)	485
Income before provision for income taxes	39,247	23,591		62,838
Provision for income taxes	8,143	8,195	(H)	16,338
Net income	$31,104	$15,396		$46,500
(E) For the three months ended March 31, 2012 adjustments to GAAP are as follows for the line items specified:

	Amortization of acquired intangibles	Stock-based compensation expense	Non-qualified deferred compensation expenses	Integration and acquisition-related costs	Shareholder litigation costs	Total adjustments
Cost of product and maintenance	$2,899	$331	$20	—	—	$3,250
Cost of services	—	474	29	—	—	503
Marketing and sales	—	2,511	257	109	—	2,877
Research and development	—	5,008	807	230	—	6,045
General and administrative	—	3,201	685	109	46	4,041
Amortization of acquired intangibles	3,786	—	—	—	—	3,786
Total	$6,685	$11,525	$1,798	$448	$46	$20,502
(F) Amortization of debt discount related to convertible notes
(G) Other income or expense related to investments and non-qualified deferred compensation plan assets
(H) Income tax effect of non-GAAP adjustments